Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)

MGM MIRAGE
(Issuer with respect to the Securities)

Delaware	88-0215232

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South Las Vegas, Nevada	89109

(Address of Principal Executive Offices)	(Zip Code)

6.75% Senior Notes due 2012
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 5th of October, 2004.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Assistant Vice President

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Exhibit 6

CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 5, 2004

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Assistant Vice President

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Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2004

($000’s)

6/30/2004
Assets
Cash and Due From Depository Institutions	$7,475,658
Federal Reserve Stock	0
Securities	39,934,622
Federal Funds	2,663,649
Loans & Lease Financing Receivables	119, 013,580
Fixed Assets	1,844,577
Intangible Assets	10,112,137
Other Assets	8,692,406

Total Assets	$189,736,629
Liabilities
Deposits	$126,260,502
Fed Funds	7,577,969
Treasury Demand Notes	0
Trading Liabilities	123,543
Other Borrowed Money	24,852,349
Acceptances	169,141
Subordinated Notes and Debentures	5,469,689
Other Liabilities	5,465,553

Total Liabilities	$169,918,746
Equity
Minority Interest in Subsidiaries	$1,009,877
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	6,997,518

Total Equity Capital	$19,817,883
Total Liabilities and Equity Capital	$189,736,629

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch

Vice President

Date: October 5, 2004

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